UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2011

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Far East Energy Corporation (the “Company”) awarded Michael R. McElwrath, the Company’s President and Chief Executive Officer, and Bruce N. Huff, the Company’s Chief Financial Officer, grants of shares of restricted common stock of the Company, par value $0.001 per share (“Common Stock”), and options to purchase Common Stock (the “Awards”) under the Far East Energy Corporation 2005 Stock Incentive Plan (the “2005 Plan”).  None of the Awards vested on the grant date.  The Awards will vest over a period of three years, subject to the conditions set forth in the 2005 Plan, including each executive’s continued employment with the Company, in amounts and with such terms as set forth below:

Executive	Shares of Restricted Stock	Stock Options	Stock Option Exercise Price Per Share	Vesting Date
Michael R. McElwrath	144,933	100,000	$0.58	February 7, 2012
	144,933	100,000	$0.58	February 7, 2013
	144,934	100,000	$0.58	February 7, 2014
Bruce N. Huff	85,000	58,333	$0.58	February 7, 2012
	85,000	58,333	$0.58	February 7, 2013
	85,000	58,334	$0.58	February 7, 2014

In granting the Awards, the Committee noted the exceptional performance by the Company and Messrs. McElwrath and Huff in 2011, including the successful implementation of a gas sales agreement with a pipeline having approximately 40 million cubic feet per day of capacity, the installation of the associated gas gathering and compression system in less than six months, the continued absence of any lost-time accidents involving Company personnel over a period exceeding five years and the executives’ leadership of a successful capital raise in August 2010 with gross proceeds in excess of $34 million at a small discount to market.  The Committee further considered that the Company may be the first western coalbed methane operator in the People’s Republic of China to gain access to pipeline offtake capacity.  With respect to Mr. McElwrath, the Committee noted that Mr. McElwrath had received no grant of restricted shares or stock options in 2010.  With respect to Mr. Huff, in addition to the performance described above, the Committee noted Mr. Huff’s stewardship of the Company’s financial reporting obligations, system of internal controls, cash management and other areas of financial coordination.

Moreover, in granting each of Messrs. McElwrath and Huff his time-vested Awards, the Committee cited the desire to retain Mr. McElwrath as President and Chief Executive Officer and Mr. Huff as Chief Financial Officer, and to continue to align their interests with those of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 2011

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer